UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 21, 2015

1-12340

(Commission File Number)

KEURIG GREEN MOUNTAIN, INC.

(Exact name of registrant as specified in its charter)

Delaware	03-0339228
(Jurisdiction of Incorporation)	(IRS Employer Identification Number)

33 Coffee Lane, Waterbury, Vermont 05676

(Address of registrant’s principal executive office)

(802) 244-5621

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                 Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                 Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01                                           Entry into a Material Definitive Agreement.

On February 21, 2015, Keurig Green Mountain, Inc. (the “Company”) entered into a stock repurchase agreement (the “Stock Repurchase Agreement”) with Luigi Lavazza S.p.A., an Italian corporation (“Lavazza”), for the purchase of 5,231,991 shares of the common stock, par value $0.10, of the Company (the “Common Stock”) for an aggregate purchase price of $623,569,092.14 (the “Share Repurchase”).  The price per share of Common Stock for the Share Repurchase is $119.18, which represents a 3.0% discount off the closing price of the Company’s Common Stock on February 20, 2015.  The closing of the Share Repurchase is subject to customary closing conditions and deliverables.

In connection with the entry into the Stock Repurchase Agreement, the Company and Lavazza also entered into an amendment (the “Amendment”) to the Common Stock Purchase Agreement dated August 10, 2010 between the Company and Lavazza, as amended and in effect from time to time (the “2010 SPA”).  The Amendment eliminates Lavazza’s pre-emptive rights pursuant to Section 10.3 of the 2010 SPA, and will become effective upon the closing of the Share Repurchase.

The descriptions of the Stock Repurchase Agreement and Amendment above are qualified in their entirety by reference to the full text of the Stock Repurchase Agreement and Amendment filed, respectively, as Exhibit 10.1 and Exhibit 10.2 hereto, which are incorporated herein by reference.  The Stock Repurchase Agreement has been included as an exhibit to this Current Report on Form 8-K (this “Current Report”) to provide investors and security holders with information regarding its terms and conditions.  It is not intended to provide any financial or other information about the parties to the Stock Repurchase Agreement or their respective subsidiaries or affiliates. The representations, warranties and covenants contained in the Stock Repurchase Agreement are made only for purposes of that agreement and as of specific dates, are solely for the benefit of the parties to the Stock Repurchase Agreement, may be subject to limitations agreed upon by the parties, including being qualified by confidential disclosures made for the purposes of allocating contractual risk between the parties instead of establishing these matters as facts, and may be subject to standards of materiality applicable to the parties that differ from those applicable to investors.  Investors should not rely on the representations, warranties and covenants or any description thereof as characterizations of the actual state of facts or condition of the parties to the Stock Repurchase Agreement or any of their respective subsidiaries or affiliates. Moreover, information concerning the subject matter of the representations, warranties and covenants may change after the date of the Stock Repurchase Agreement, and such subsequent information may not be fully reflected in public disclosures by the parties to the Stock Repurchase Agreement.

Item 7.01                                           Regulation FD Disclosure.

On February 23, 2015, the Company issued a press release announcing the Share Repurchase and the Amendment, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K and incorporated herein by reference.

The information furnished in Item 7.01, including the Exhibit attached hereto, shall not be deemed “filed” for any purpose, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, regardless of any general incorporation language in any such filing.

Item 9.01                                           Financial Statements and Exhibits.

(d)                                 Exhibits.

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated as of February 21, 2015, by and between Keurig Green Mountain, Inc. and Luigi Lavazza S.p.A.

10.2	Third Amendment to the Common Stock Purchase Agreement, dated as of February 21, 2015, by and between the Keurig Green Mountain, Inc. and Luigi Lavazza S.p.A.

99.1	Press Release of the Company, dated February 23, 2015

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

KEURIG GREEN MOUNTAIN, INC.

By:	/s/ Frances G. Rathke
Frances G. Rathke Chief Financial Officer and Treasurer

Date: February 23, 2015

Index to Exhibits

Exhibit No.	Description

10.1	Stock Repurchase Agreement, dated as of February 21, 2015, by and between Keurig Green Mountain, Inc. and Luigi Lavazza S.p.A.

10.2	Third Amendment to the Common Stock Purchase Agreement, dated as of February 21, 2015, by and between the Keurig Green Mountain, Inc. and Luigi Lavazza S.p.A.

99.1	Press Release of the Company, dated February 23, 2015